Exhibit 99.2

ROBERT ALLEN	*	IN THE

Plaintiff	*	CIRCUIT COURT

v.	*	FOR

PRICE LEGACY CORP., et al.	*	BALTIMORE CITY

Defendants	*	Case No, 24-C-04-007204 OT

	*	Business and Technology Case Management Program

	*	Specially Assigned to the Honorable Evelyn Omega Cannon

* * * * * *	*	* * * * *

PLAINTIFF’S MOTION FOR A PRELIMINARY INJUNCTION

For the reasons stated in the Amended Complaint and in the accompanying Memorandum of Law in Support of Plaintiff’s Motion for a Preliminary Injunction, plaintiff hereby moves this Court for an order, in the form attached hereto, preliminary enjoining the defendants from effectuating the shareholders’ meeting, currently scheduled for December 20, 2004, to vote on the proposed merger described in the Amended Complaint.

/s/ James Fraser
John B. Isbister
James Fraser
TYDINGS & ROSENBERG LLP
100 East Pratt Street, 26th Floor
Baltimore, MD 21202
Tel: (410)752-9700
Fax: (410)727-5460

Attorneys for Plaintiff and Class

Of Counsel:
SCHIFFRIN & BARROWAY, LLP
Marc A. Topaz
Patricia C. Weiser
Sandra G. Smith
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

Dated: November 24, 2004

CERTIFICATE OF SERVICE

I certify that on November 24, 2004, I served a copy of the forgoing Motion and the accompanying Memorandum of Law on counsel for defendants – Charles S. Hirsh, Ballard Spahr Andrews & Ingersoll LLP, 300 East Lombard Street, 18th Floor, Baltimore, Maryland 21202 – via hand delivery.

/s/ James C. Fraser
James C. Fraser

ROBERT ALLEN	*	IN THE

Plaintiff	*	CIRCUIT COURT

v.	*	FOR

PRICE LEGACY CORP., et al.	*	BALTIMORE CITY

Defendants	*	Case No, 24-C-04-007204 OT

	*	Business and Technology Case Management Program

	*	Specially Assigned to the Honorable Evelyn Omega Cannon

* * * * * *	*	* * * * *

ORDER GRANTING PRELIMINARY INJUNCTION

AND NOW, this                           day of December, 2004, the Court having considered the parties’ briefs and arguments on plaintiff’s Motion for a Preliminary Injunction, IT IS HEREBY ORDERED that:

1.        Plaintiff’s Motion for a Preliminary Injunction is GRANTED;

2.        The defendants are hereby enjoined from taking any action in furtherance of and from effectuating the shareholders’ meeting scheduled for December 20, 2004, to vote on the proposed merger described in plaintiff’s Amended Complaint; and

3.        Trial of this action will commence on                               .

Evelyn Omega Cannon
Judge, Circuit Court for Baltimore City